EXHIBIT 10.4

Mortgage Contract

Contract No.: 53100220120012609

Dear customer,

In order to protect your rights and interests, please read all the terms （especially the terms in boldface）in this contract carefully and pay attention to your rights and obligations before you sign this contract. If you have any questions, please consult the bank.

Mortagee (full name): Agricultural Bank of China, Kunming Shuanglong Subbranch
Mortgagor: Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.

This Mortgage Contract is entered into by and among the two parties in accordance with relevant Chinese laws and regulations for purpose of ensuring that Kunming Shenghuo Pharmaceutical (Group) Co., Ltd. will repay the loan under the Loan Contract (No. 53010120120001121) as above mentioned.

1. Type and Amount of the Creditor’s Principal Debt

The creditor’s principal debt guaranteed is the loan borrowed for current capital in the amount of RMB37.85 million.

2. The Scope of Guaranty of Mortgage

The scope of this guaranty of mortgage includes the amount of creditor’s principal claim and the interest thereof, default fine, compensation for damage and all kinds of relevant expenses on for the mortgagee to realize the creditor’s claim and the mortgaged right.

3. Collateral

3.1 The mortgagor agrees to use the real property as collateral, which are on the attached List of Collateral of Real Estate (No.: 53100220120012609), which constitutes an integral part of this Contract and has same legal force and effect as in the Contract; and

3.2 The provisional price of the above mentioned collateral is RMB54,080,000 while the terminal value will be determined by its actual disposing price.

4. Covenants of the Mortgagor

4.1 The Mortgagor has obtained authorization necessary to enter into this Contract pursuant to relevant regulations and procedures.

4.2 The full and undisputed ownership and disposition right of the collateral is entitled to the mortgagor.

4.3 The collateral is negotiable or transferable according to law.

4.4 The collaterals have not been confiscated, detained or supervised.

4.5 The mortgagor shall make a full and accurate disclosure to the extent that the money and collateral such as tax in default, construction mortgages have been mortgaged or rented.

4.6 The Mortgagor has obtained approval from co-owners of the right to be pledged under this Contract.

4.7 During the term of mortgage, the mortgagor shall inform the mortgagee in writing if any of the following occurs:

4.7.1 The collaterals have been confiscated, detained, supervised or are subject to other enforcement actions.

4.7.2 The mortgagor’s capital or organizational structure has changed.  The changes include but not limited to contract operation, leasing, shareholding system transformation, joint operation, merger, separation, partnership, asset transfer, and etc.

4.7.3 The business license of the mortgagor has been cancelled or revoked, or is ordered to shut down or close its business for other causes.

4.7.4 The mortgagor applies for bankruptcy, reorganization, reconciliation or is the subject of bankruptcy and reorganization applications.

4.8 Nothing exists that may prevent the mortgagee from exercising its right with respect to the collateral.

5. Effect of the Collateral

The effect of collateral is extended to the ancillary component, incidental right, subrogation of mortgage or other property and rights associated with the collateral according to laws and regulations.

6. Management and Utility of the Collateral

6.1 The collateral under this Contract shall be kept by the mortgagor; the mortgagor shall be liable for the management of utility of the collateral. And the mortgagee shall be entitled to supervise and review how the collateral was managed and used.

6.2 During the term of mortgage, the mortgagor may not grant or transfer, rent, remortgage the collateral or dispose it in other ways without the written approval of the mortgagee. Where the written approval is available, the proceeds from the collateral disposition shall firstly be used to liquidate the secured creditor’s principal claim and the escrow.

6.3 Where the collateral was damaged, lost, expropriated, or was owned by the third party resulted from the affiliation, mixture or process of the collateral, the mortgagor shall take active measures to prevent the loss from increasing, meanwhile shall notify the mortgagee in written. The mortgagee is entitled to obtain the indemnity at first priority. Where the performance term of the secured creditor’s claim has not elapsed, the mortgagee is entitled to liquidate the debt or to escrow in advance.

6.4 During the term of mortgage, where the value of collateral is decreased, the mortgagee is entitled to ask the mortgagor resuming original value of the collateral or offering a guaranty which is equivalent to the decreased value and needs to be recognized by the mortgagee.

7. Insurance of the Collateral

7.1 The mortgagor shall effect the insurance for the collateral at the request of the mortgagee and designate the mortgagee as the first beneficiary. The original insurance document shall be delivered to the mortgagee for storage.

7.2 The mortgagor shall be liable for the insurance premiums and pay it in full amount and on time. It also requires the mortgagor perform other obligations under the insurance contract (including the insurance document or other insurance certificate). During the term of mortgage, where the mortgagor didn’t pay the insurance premiums or effect (or renew) the insurance contract on time, the mortgagee is entitled to make advance payment of the insurance premiums or effect the insurance contract on behalf of the mortgagor, while the mortgagor shall be liable for those expenses. The mortgagor agrees that the mortgagee could collect the above mentioned expenses from its account opened at the mortgagee.

7.3 During the term of mortgage, the mortgagor may not unilaterally or negotiate with the insurer to change or terminate the insurance contract without the written approval of mortgagee; neither should he waive the right to insurance claims or the right to claim compensation against the third party.

7.4 During the term of mortgage, where an insurance incident incurred to the collateral, the mortgagor shall immediately inform the insurer and mortgagee, and shall be responsible to claim compensation. Where the mortgagee didn’t perform his obligation of notification or claiming compensation, causing the loss of the mortgagee, the mortgagor shall be liable for indemnity.

8. Registration of Mortgage

8.1 The mortgagor shall register this Mortgage Contract with relevant registration authorities within 5 days from the date of its execution; all of those certificates, mortgage registration document associated with the collateral shall be kept by the mortgagee.

8.2 During the term of mortgage, where the registration needs to be changed, the mortgagor shall be liable to do so.

8.3 During the term of mortgage, where the mortgaged right is transferred by the mortgagor according to this Contract; the mortgagor shall be in assistance with the mortgagee and transferee on the change of registration.

9. Transfer of Mortgaged Right

Where part of the creditor’s claim is transferred by the mortgagee, he is entitled not to transfer the corresponding mortgaged right.

10. Realization of Mortgaged Right

10.1 Under any of the following circumstances, the mortgagee has the right to exercise the mortgaged right:

10.1.1 The mortgagee is not paid at the maturity of the obligation under the principal contract.

10.1.2 The business licenses of the debtor or mortgagor has been cancelled or revoked, or he is ordered to close down or was terminated for other causes.

10.1.3 The People’s Court has accepted the bankruptcy application of the debtor or mortgagor or has made the determination of a settlement.

10.1.4 The debtor or mortgagor was dead or was declared lost or dead.

10.1.5 The collateral has been sealed up, distrained, supervised or has been taken other enforcement actions.

10.1.6 The collateral was damaged, lost or expropriated.

10.1.7 The mortgagor didn’t resume the value of the collateral or offer the corresponding guaranty at the request of mortgagee.

10.1.8 The mortgagor violated those obligations under this Contract.

10.1.9 Other circumstances that have material effect on the realization of mortgaged right.

10.2 Where there are both material guarantee (include the guarantee provided by debtor or third party) and credit guarantee for the claim guaranteed under this contract, the Mortagee shall be able to achieve claim via material guarantee, and also can request the guarantor to burden the obligation of credit guarantee. Where more than two material guarantors for the creditor’s claim under this Contract exist in the mean time (include the guarantee provided by debtor), the mortgagee is entitled to exercise the security right to any one of the collateral or both of them. If the mortgagee has chosen certain material guarantee or collateral to achieve its claim, it can also achieve part of or all claim via other guarantee or collateral meanwhile.

10.3 Where the mortgagor is the third person other than the debtor, meanwhile the debtor has offered material guarantee for the creditor’s claim under the principal contract, and the mortgagor has waived this security right, the mortgagor agrees to continue to offer a guaranty of mortgage for the creditor’s claim under the principal contract. “The security right” is the security right formed when the debtor offers material guarantee for the claim under the principal contract.

10.4 Where the Mortgagor offers guarantee by using the collateral under this contract for several debts, include but not limited, the debts under this contract, and the money converted from the sale or the auction of the collateral is not enough to pay off all the debt, the mortgagee is entitled to decide the ranking of all claims. If this collateral offers guarantee for the debt between other debtor and the mortgagee and the money converted from the sale or the auction of the collateral is not enough to pay off all the debt and there are not any appointed matters, the mortgagee is also entitled to decide the ranking of all claims.

11. Liability for Breach of Contract

11.1 After this Contract takes effect, where the mortgagee didn’t perform his obligations, resulting in the loss of mortgagor, the mortgagee shall be liable for the indemnity.

11.2 The mortgagor shall indemnify the mortgagee in case of committing any of the following acts:

11.2.1 Didn’t obtain legal and effect authorization which is necessary for the guaranty under this Contract.

11.2.2 Didn’t perform his obligation of making a full and accurate disclosure to the extent that there is a existence of tax in default, construction mortgage, co-ownership of the collateral and a dispute over the collateral, or the collateral was mortgaged or rented, or the collateral has been sealed up, distrained or supervised.

11.2.3 Didn’t register the Mortgage Contract according to the provisions herein.

11.2.4 Disposed the collateral without the written approval of the mortgagee.

11.2.5 Didn’t resume the value of the collateral or offer the corresponding guaranty at the request of the mortgagee.

11.2.6 Other activities that have violated the agreement under this Contract or affected the realization of mortgaged right.

12. Special provisions where there are changes in the mortgaged buildings, other attachments on the ground and the use right of the land for construction.

12.1 Where the collateral under this contract is building, other attachments on the ground or the use right of the land for construction and the collateral is expropriated, levied or demolished, the Mortgagor should inform the Mortgagee within 10 days after getting the information of demolition.

12.2 If the compensation for demolition is in the form of the exchange of right and the borrower has not repay the debt ahead of time, the Mortgagor should make collateral for the debt by using the building, other attachments on the ground or the use right of the land for construction gotten in the demolition exchange and sign relevant contract. The Mortgagor should also do collateral register procedures for the exchanged building, other attachments on the ground or the use right of the land for construction. Before the new collateral was registered, the Mortgagee has the right to request the Mortgagor to provide other guarantee.

12.3 If the Mortgagor gets compensation for demolition in the form of money, the Mortgagee has the priority to get the compensation; if the loan contract has not expired, the Mortgagee has the right to request the Mortgagor to deposit the compensation to the deposit account or pledge the certificate of the deposit to provide guarantee for the debt and sign relevant guarantee agreement.

12.4 If the Mortgagor violates the terms under this contract, it should pay     % of the principal of the main debt as liquidated damages.

13. Liability for Expenses

The mortgagor shall be liable for incurred costs in the course of collateral appraisement, evaluation, storage, registration, notarization and escrow.

14. Objection Period of rescission right
Where the Mortgagee executes rescission right according to rules or terms under this contract, the objection period for the Mortgagor is seven working days as of the date on which the Mortgagee informs the Mortgagor by written or oral notice or notice in other forms.

15. Resolution of Disputes

Any dispute arising from this Contract shall be resolved by both parties through friendly discussion, or

15.1 Shall be resolved by litigation which falls within the jurisdiction of People’s Court in the mortgagee’s place of residence.

15.2 During the course of the litigation, this Contract shall be performed except for the part under dispute.

16. Other Matters

16.1 The mortgagor hereby acknowledged the receipt of the principal contract and have read and understood this contract secured by the mortgagor.

17. This Contract shall take effect from the date of its execution.

18. This Contract is made out in 4 copies and each one for the Mortgagee, the Mortgagor, the Administration for Industry and Commerce, Ministry of Commerce and the Public Notary Office. Each copy has same legal force and effect.

The mortgagee has notified the mortgagor to make a complete and accurate understanding for each provision under this Contract and have made explanations for corresponding provisions as per the requirement of the mortgagor. Both parties reached an agreement on this Contract.

The Mortgagor declare that: the mortgagee has pointed out relevant terms （especially the terms in boldface）and explained the concept, content and legal effect of relevant terms at the request of us. We know and understand all the terms above.

Mortgagee:

Agricultural Bank of China, Kunming Shuanglong Subbranch

Signature: Qian He

Mortgagor:

Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.

Signature: Qionghua gao

Date: April 19, 2012

List of Collateral of Real Estate

No.: 53100220120012609

Mortagee (full name): Agricultural Bank of China, Kunming Shuanglong Subbranch

Mortgagor(full name): Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.

Name of Collateral	Real Estate
Owner	Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.	No. of the Land for Construction	(2006)00207
Located at	No. 9-4 land, Kunming National Economy & Technology Developing District	Type of the Use Right of the Land for Construction	Sale
No. of the Property Certificate	No.200610657	Term of the Land Use Right	From January 2006 to March 2050
Date of construction	2006-3-31	Usage of the Land Use Right	Industry
The Building shall be used as	Office, warehouse, preparation workshop and extracting workshop	Area of the Land for Construction	13570㎡
The construction area of the building	14622.8㎡	Area of the Building
Area mortgaged in this contract	14622.8㎡	Area of the Land Use Right Mortgaged under This Contract	13570㎡
Situation of mortgage or leasing	None.
Evaluation of the collateral under this contract	RMB54,080,000.00
Mortgagor “Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.” (Seal) Legal representative or authorized Agent: Qionghua Gao (Signature) Date: April 19, 2012		Mortagee (full name) “Agricultural Bank of China, Kunming Shuanglong Subbranch” (Seal) Legal representative or authorized Agent: Qian He (Signature) Date: April 19, 2012
This list constitutes part of the Loan Contract “Loan Contract of Current Capital” (No. 53010120120001121).